      As filed with the Securities and Exchange Commission on July 2, 2001
                                                   Registration No.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                ASHFORD.COM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            76-0565398
 (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                           Identification No.)

                        3800 BUFFALO SPEEDWAY, SUITE 400
                              HOUSTON, TEXAS 77098
                                 (713) 369-1300
               (Address of principal executive offices) (Zip Code)

                             -------------------

                           2000 NON-OFFICER STOCK PLAN
                            (Full title of the Plan)

                               -------------------

                                  DAVID F. GOW
                             CHIEF EXECUTIVE OFFICER
                                ASHFORD.COM, INC.
                        3800 BUFFALO SPEEDWAY, SUITE 400
                              HOUSTON, TEXAS 77098
                     (Name and address of agent for service)
                                 (713) 369-1300
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
            Title of                                           Proposed Maximum      Proposed Maximum
           Securities                        Amount                Offering              Aggregate            Amount of
              to be                          to be                   Price               Offering           Registration
           Registered                    Registered (1)          per Share (2)           Price (2)               Fee
           ----------                   ---------------          -------------           ---------               ---
2000 Non-Officer Stock Plan
     Options                                   1,600,000              N/A                   N/A                  N/A
     Common Stock (par value $0.001)       1,600,000 shares          $0.22              $352,000.00            $88.00
=========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Non-Officer Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Ashford.com, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Ashford.com, Inc. as reported on the Nasdaq National Market on June 28, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     Ashford.com, Inc. ("Ashford.com" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001;

          (1) The Company's Current Report on Form 8-K filed with the SEC on May 9, 2001; and

     (b) The Company's Registration Statement No. 000-27357 on Form 8-A filed with the SEC on September 16, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not  Applicable.

Item 5. Interests of Named Experts and Counsel

     Not  Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Article IX of Ashford.com's Amended and Restated Certificate of Incorporation provides for indemnification of directors to the fullest extent permissible under Delaware law. Article VII of Ashford.com's Amended and Restated By-laws provides for the indemnification of officers, directors and third parties acting on behalf of Ashford.com if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of Ashford.com, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. Ashford.com has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Ashford.com's Amended and Restated By-laws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Delaware law permits Ashford.com to purchase and maintain insurance on behalf of any director, officer, employee or agent of Ashford.com against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not Ashford.com would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of Delaware law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws.

Item 7. Exemption from Registration Claimed

     Not  Applicable.

Item 8. Exhibits

Exhibit Number    Exhibit
--------------    --------
     4            Instrument Defining Rights of Stockholders. Reference is made to Company's Registration
                  Statement No. 000-27357 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

     5            Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1          Consent of Arthur Andersen LLP, Independent Public Accountants.

    23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP  is contained in
                  Exhibit 5.

    24            Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9. Undertakings

     A. The undersigned Company hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Company's 2000 Non-Officer Stock Plan.

     B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 2nd day of July, 2001.


                              ASHFORD.COM, INC.


                              By: /s/ DAVID F. GOW
                                  ---------------------------------------------
                                   David F. Gow
                                   Chief Executive Officer



                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Ashford.com, Inc., a Delaware corporation, do hereby constitute and appoint David F. Gow and Brian Bergeron, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN   WITNESS WHEREOF, each of the undersigned has executed this Power of
Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                  Title                                  Date
---------                                                  -----                                  ----

/s/ DAVID F. GOW                          Chief Executive Officer and Director                July 2, 2001
----------------------------------------- (Principal Executive Officer)
David F. Gow

/s/ BRIAN BERGERON                        Chief Financial Officer (Principal Financial and    July 2, 2001
----------------------------------------- Accounting Officer)
Brian Bergeron

Signature                                                  Title                          Date
---------                                                  -----                          ----
/s/ J. ROBERT SHAW                        Chairman of the Board of Directors         July 2, 2001
-----------------------------------------
J. Robert Shaw

/s/ JAMES H. WHITCOMB, JR.                President, Chief Information Officer       July 2, 2001
----------------------------------------- and Director
James H. Whitcomb, Jr.

/s/ KEVIN R. HARVEY                       Director                                   July 2, 2001
-----------------------------------------
Kevin R. Harvey

                                          Director                                   ______, 2001
-----------------------------------------
Colombe M. Nicholas

/s/ ROBERT COHN                           Director                                   July 2, 2001
-----------------------------------------
Robert Cohn

/s/ GORDON MAYER                          Director                                   July 2, 2001
-----------------------------------------
Gordon Mayer

/s/ J. TERRY MANNING                      Director                                   July 2, 2001
-----------------------------------------
J. Terry Manning


                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    --------
     4            Instrument Defining Rights of Stockholders. Reference is made to Company's Registration
                  Statement No. 000-27357 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

     5            Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1          Consent of Arthur Andersen LLP, Independent Public Accountants.

    23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP  is contained in
                  Exhibit 5.

    24            Power of Attorney. Reference is made to page II-3 of this Registration Statement.